UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

Rich Uncles Real Estate Investment Trust I

(Exact name of registrant as specified in its charter)

California	000-55623	37-6511147
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 3, 2018, Rich Uncles Real Estate Investment Trust I, a California real estate investment trust (the “Company”) held its annual meeting of shareholders at the offices of the Company located at 3090 Bristol Street, Suite 550, Costa Mesa, California. At the annual meeting, the Company’s shareholders voted in person or by proxy on (1) the election of the following individuals to the board of trust managers: Harold C. Hofer, Raymond E. Wirta, Vipe Desai, David Feinleib, Jonathan Platt, Jeffrey Randolph and John Wang; and (2) the ratification of the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Results of the voting at the annual meeting of shareholders are set forth below.

Election of Trust Managers. The Company’s shareholders elected the following seven trust managers to hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. The voting results were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Harold C. Hofer	4,533,425	23,517	412,171	–
Raymond E. Wirta	4,389,888	63,415	515,810	–
Vipe Desai	4,321,336	63,909	583,868	–
David Feinleib	4,238,921	76,838	653,354	–
Jonathan Platt	4,222,176	75,080	671,857	–
Jeffrey Randolph	4,235,015	42,849	691,249	–
John Wang	4,245,422	63,057	660,634	–

 Appointment of Independent Registered Public Accounting Firm. The appointment of Squar Milner as the Company’s independent registered public accounting firm was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
4,498,243	54,282	416,588	–

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICH UNCLES REAL ESTATE INVESTMENT TRUST I
(Registrant)

By:	RAYMOND J. PACINI
Raymond J. Pacini
Chief Financial Officer

Date: August 3, 2018